UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 10, 2007 (July 3, 2007)
Date of Report (Date of earliest event reported)
TETON ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-31679 (Commission File No.)	84-1482290 (IRS Employer Identification No.)
410 17th Street, Suite 1850
Denver, CO 80202
(Address of principal executive offices, including zip code)
(303) 565-4600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On July 3, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Teton Energy Corporation (the “Company”) finalized the award of a total of up to 460,000 shares of performance-vesting Restricted Stock under the Company’s 2005 Long-Term Incentive Plan (the “LTIP”). Awards were granted to Dominic J. Bazile II, Chief Operating Officer of the Company, and William P. Brand, the Company’s Controller, in accordance with the terms of Messrs. Bazile and Brand’s previously disclosed Employment Agreements, and to Robert Bailey, a director of the Company. The Compensation Committee elected to issue performance-based restricted stock grants to Messrs. Bazile and Brand since these were contractual commitments and the Board had previously elected not to make a general LTIP grant for 2007 for all Teton employees. The Restricted Stock Awards are performance-based awards and the terms of these grants are governed by Restricted Stock Award Agreements (“Award Agreements”). The period being measured for the Restricted Stock is June 30, 2007 to June 30, 2010 (the “Performance Period”).
     Subject to the terms of the LTIP and the Award Agreements, participants will vest the target number of shares upon the achievement of the stated performance goals during the Performance Period. In addition, the vesting of the Restricted Stock awards are conditioned on the participants’ remaining employed by or in the service of the Company from the date of Award through the end of the Performance Period. The performance measures that govern the grants are:
1.	Increases in the Company’s annual production of crude oil and natural gas (which will account for 25% of the performance measure);

2.	Increases in proven crude oil and natural gas reserves (which will account for 50% of the performance measure); and

3.	Management’s efficiency and effectiveness (which will account for 25% of the performance measure).
     The performance measures are consolidated into a composite measure based on the relative weighting of each component as a percentage of 100% as determined by the Company’s Compensation Committee. Consistent with the LTIP, the performance measures have been established in order to provide for the attainment of one, two, and three year objectives.
     Achievement of the following targets for the 12 month period ended June 30, 2008, 2009, and 2010 will entitle the participant to payment of the target number of shares of Restricted Stock awarded in the Award Agreement, subject to other provisions of the LTIP and the Award Agreement:
Base Performance Targets

	2008	2009	2010
Composite Measurement	100	122.50	146.88

     Achievement of the following targets for the 12 month period ended June 30, 2008, 2009, and 2010 will entitle the participant to payment of 200% of the target number of shares of Restricted Stock awarded in the Award Agreement, subject to other provisions of the LTIP and the Award Agreement:
Stretch Performance Targets

	2008	2009	2010
Composite Measurement	162.50	196.25	232.81
     Achievement of the following targets for the 12 month period ended June 30, 2008, 2009, and 2010 will entitle the participant to payment of 50% of the target number of shares of Restricted Stock awarded in the Award Agreement, subject to other provisions of the LTIP and the Award Agreement:
Threshold Performance Targets

	2008	2009	2010
Composite Measurement	77.5	93.25	110.31
     Achievement of results between Performance Targets identified above will entitle the participant to payment of a proportional number of shares of Restricted Stock. The participant is not entitled to any shares of Restricted Stock if Threshold Performance Targets are not met.
     Upon a participant’s Termination of Employment (as such term is defined in the LTIP) during the restriction period or before the applicable Performance Targets are satisfied, non-vested shares of Restricted Stock shall be forfeited by such participant; provided, however, that that the Restricted Stock will vest in the event of death or disability as set forth in the Award Agreement.
     In the event that the Base Performance Targets for 2008 are achieved, 20% of the target number of shares of Restricted Stock shall vest and be paid out to the participant. In the event that the Base Performance Targets for 2009 are achieved, 30% of the target number of shares of Restricted Stock will vest and be paid out to the participant. In the event that the Base Performance Targets for 2010 are achieved, the balance or 50% of the target number of shares of Restricted Stock Units shall vest and be paid out to the participant. Stretch and Threshold Performance Targets, if achieved, will be paid out according to the same schedule.
     Awards granted to participant are as follows:

	Grant		Vest - Base			Vest - Stretch
	Base	Stretch	2008	2009	2010	2008	2009	2010
Dominic J. Bazile II	150,000	300,000	30,000	45,000	75,000	60,000	90,000	150,000
William P. Brand	40,000	80,000	8,000	12,000	20,000	16,000	24,000	40,000
Robert F. Bailey	40,000	80,000	8,000	12,000	20,000	16,000	24,000	40,000

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     None.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2007	TETON ENERGY CORPORATION
	By:	/s/ Karl F. Arleth
Karl F. Arleth
Chief Executive Officer

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